UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2007 (July 25, 2007)

INTERNATIONAL COAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (304) 760-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2007, International Coal Group, Inc. (the “Company” or “ICG”), and all of ICG’s material future and current domestic subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with UBS Securities LLC (the “Initial Purchaser”) to sell in a private placement $195.0 million aggregate principal amount of its 9.00% convertible senior notes due 2012 (the “Notes”) and granted the Initial Purchaser an option to purchase an additional $30.0 million aggregate principal amount of Notes to cover any over-allotments. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby ICG, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities. The Notes and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

On July 31, 2007, ICG completed the issuance and sale of the Notes pursuant to the Purchase Agreement. ICG received net proceeds from the sale of the Notes of approximately $188.0 million, after deducting the Initial Purchaser’s discounts and commission. ICG used approximately $25.0 million to repay all amounts outstanding under its bridge loan facility and $65.0 million to repay amounts outstanding under its senior credit facility. The remaining balance of the net proceeds will be used to fund future capital expenditures and for general corporate purposes.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of July 31, 2007, among ICG, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Notes will mature on August 1, 2012, unless earlier repurchased or converted. Interest on the Notes accrues at the rate of 9.00% per year, payable semi-annually in arrears on August 1 and February 1 of each year, beginning February 1, 2008. The Notes are ICG’s senior unsecured obligations and are guaranteed on a senior unsecured basis by the Guarantors. The Notes and the related guarantees will rank equally with all of the ICG’s and the Guarantors’ existing and future senior unsecured indebtedness, but will be effectively subordinated to all of ICG’s and the Guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of ICG’s subsidiaries that are not Guarantors.

Prior to the maturity date, the Notes will be convertible into cash and, if applicable, Common Stock, based on an initial conversion rate, subject to adjustment, of 163.8136 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $6.10 per share). If prior to maturity the Company issues (1) any shares of Common Stock, (2) any securities exchangeable or convertible into Common Stock, or (3) any rights or warrants to purchase or subscribe for Common Stock or securities exchangeable or convertible into its Common Stock, in each case at a price below the then-effective conversion price of the Notes, the conversion price will be reduced to a new conversion price as calculated in accordance with the Indenture. In addition, if the average of the volume-weighted average price per share of Common Stock for the 20 consecutive trading days ending on, but not including, August 1, 2008 is less than the floor price, we will adjust the conversion rate so that the conversion price will be equal to the greater of (1) 145% multiplied by such average volume-weighted average price and (2) the floor price. The floor price and the volume-weighted average price shall be subject to certain adjustments. The “floor price” shall initially mean $4.21.

The notes will be convertible only in the following circumstances:

•

prior to February 1, 2012 or earlier repurchase upon a fundamental change (as defined in the indenture), during any calendar quarter after September 30, 2007, if the closing sale price of our Common Stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•

prior to February 1, 2012 or earlier repurchase upon a fundamental change, during the five consecutive business days immediately after any five consecutive trading day period in which the average trading price per $1,000 principal amount of notes was equal to or less than 97% of the average conversion value of the notes during the note measurement period;

•	prior to February 1, 2012 or earlier repurchase upon a fundamental change, upon the occurrence of specified corporate transactions described in the Indenture; and

•	at any time from, and including, February 1, 2012 until the close of business on the second business day immediately preceding August 1, 2012.

Upon conversion, in lieu of shares of Common Stock, for each $1,000 principal amount of Notes a holder will receive an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value, determined in the manner set forth in the Indenture. If the conversion value exceeds $1,000, the Company will also deliver, at its election, cash or common stock or a combination of cash and common stock for the conversion value in excess of $1,000.

If a holder elects to convert its Notes in connection with certain fundamental changes that occur prior to maturity, ICG will in certain circumstances increase the conversion rate by a number of additional shares of common stock issuable upon conversion or, in lieu thereof, may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company, in each case as described in the Indenture.

If ICG undergoes a fundamental change (as defined in the Indenture) prior to maturity, holders of the Notes will have the right, subject to certain conditions, to require ICG to repurchase in cash all or a portion of the Notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including additional amounts, if any, up to but excluding the date of repurchase.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the ICG or certain of its subsidiaries and may be declared immediately due and payable by the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay the principal or premium, if any, when due; (ii) failure to pay an installment of interest when due and such failure continues for 30 days; (iii) failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right; (iv) failure to timely provide notice under certain circumstances related to adjustments for a make-whole fundamental change or a fundamental change and such failure continues for 2 calendar days; (v) failure to comply with any other term, covenant or agreement contained in the Notes or the Indenture within the prescribed under the Indenture and the failure is not cured within 60 days after notice by the Trustee or at least 25% of the aggregate principal amount of the outstanding Notes; (vi) an event of default on any secured indebtedness of ICG or the Guarantors of $25.0 million or more in the aggregate that is caused by a failure to make a payment when due or that results in the acceleration of that indebtedness before its maturity and such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice by the Trustee or at least 25% of the aggregate principal amount of the outstanding Notes; (vii) entry of one or more final and non-appealable judgments or orders in excess of $25.0 million in the aggregate (net of amounts covered by insurance or bonded or paid) against ICG or any Guarantor and such judgment or judgments have not been satisfied, stayed annulled or rescinded within 60 days; and (viii) certain bankruptcy or insolvency events involving ICG or the Guarantors.

In connection with the Notes offering, ICG and the Guarantors have agreed for the benefit of holders of the Notes to use commercially reasonable efforts to cause to become effective by February 26, 2008, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. ICG will use its commercially reasonable efforts to keep such shelf registration statement effective for a period of two years after the closing of this offering or until the earlier of the date when (1) the holders of all registrable securities (as defined in the Registration Rights Agreement) are able to sell all such securities immediately without restriction under Rule 144(k) under the Securities Act, (2) all registrable securities are registered under a shelf registration statement and sold pursuant thereto or have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise), or (3) all registrable securities have been publicly sold pursuant to Rule 144 under the Securities Act. ICG will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to timely register the Notes or maintain an effective registration statement for the required period of time.

Effective as of July 31, 2007, our wholly-owned subsidiary, ICG, LLC entered into a second amendment (the “Amendment”) to its second amended and restated credit agreement (the “Credit Agreement”) among ICG, LLC, as borrower, ICG and certain subsidiaries of ICG as guarantors, the lenders party thereto, J.P. Morgan chase Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital USA Inc., as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A., as co-documentation agents, JPMorgan Chase Bank and Bank of America, N.A., as issuing banks, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as administrative agent and as collateral agent for the lenders.

The Amendment amends the financial covenants set forth in the Credit Agreement and reduces ICG’s commitments available under the Credit Agreement from $325.0 million to $130.0 million (assuming no exercise of the over-allotment option). Upon the issuance of the Notes, ICG will not have any amounts outstanding under the Credit Agreement and will have $66.2 million letters of credit issued. If the Initial Purchaser exercises the over-allotment, the commitments under the Credit Agreement will be reduced on a commensurate basis.

The Amendment modifies the maximum leverage ratio permitted so that ICG may not exceed the following ratio at anytime during the periods indicated: (i) 8.75 to 1.00 from March 31, 2007 through December 31, 2007, (ii) 8.50 to 1.00 from January 1, 2008 through March 31, 2008, (iii) 7.50 to 1.00 from April 1, 2008 through June 30, 2008, (iv) 6.25 to 1.00 from July 1, 2008 through September 30, 2008, (v) 5.50 to 1.00 from October 1, 2008 through December 31, 2008, (vi) 4.50 to 1.00 from January 1, 2009 through December 31, 2009, and (vii) 2.75 to 1.00 on January 1, 2010 and thereafter.

The Amendment modifies the minimum interest coverage ratio so that on any testing date such ratio may not be less than the following ratio during the periods indicated: (i) 1.25 to 1.00 from March 31, 2007 through June 30 2008, (ii) 1.75 to 1.00 from July 1, 2008 through September 30, 2008, (iii) 2.00 to 1.00 from October 1, 2008 through December 31, 2008, (iv) 3.50 to 1.00 from January 1, 2009 to December 31, 2009 and (v) 4.00 to 1.00 on January 1, 2010 and thereafter.

The Amendment modifies the maximum amount of capital expenditures that ICG is permitted to make in any fiscal year as follows: (i) $180.0 million during the 2007 fiscal year, (ii) $180.0 million during the 2008 fiscal year, (iii) $225.0 million during the 2009 fiscal year, (iv) 200.0 million during the 2010 fiscal year, and (v) $100.0 million during the 2011 fiscal year.

The foregoing descriptions of the Purchase Agreement, Indenture, Form of Note, Registration Rights Agreement and Amendment do not purport to be complete and are subject to, and are qualified in their entireties by, reference to the full and complete terms of those agreements that are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and which are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 above related to the Indenture, Form of Note and Credit Agreement, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 above related to the sale of the Notes, which is incorporated herein by reference.

The sale of the Notes closed on July 31, 2007. The aggregate principal amount of Notes offered was $195.0 million. ICG has paid to the Initial Purchaser in connection with this offering a total commission of $5.85 million. The Company sold the Notes to the Initial Purchaser under an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Initial Purchaser re-sold the Notes in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Both the exemption under Section 4(2) of the Securities Act for the initial sale of the Notes and the Rule 144A exemption for resale are based upon the representations of the Initial Purchaser in the Purchase Agreement that, among other things, the Initial Purchaser would offer the Notes for resale in the United States solely to “Qualified Institutional Buyers,” as defined by Rule 144A under the Securities Act, and in compliance with the other provisions of Rule 144A.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

1.1	Purchase Agreement, dated July 25, 2007, by and among ICG, the guarantors party thereto and UBS Securities LLC.

4.1	Indenture, dated July 31, 2007, by and among ICG, the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of 9.00% Senior Convertible Note (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated July 31, 2007, by and among ICG, the guarantors party thereto and UBS Securities LLC.

10.1	Second Amendment and Limited Waiver to Second Amendment and Restated Credit Agreement, effective as of July 31, 2007, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as co-documentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	Chief Executive Officer and President

Date: July 31, 2007

Exhibit Index

1.1	Purchase Agreement, dated July 25, 2007, by and among ICG, the guarantors party thereto and UBS Securities LLC.

4.1	Indenture, dated July 31, 2007, by and among ICG, the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of Senior Convertible 9.00% Note (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated July 31, 2007, by and among ICG, the guarantors party thereto and UBS Securities LLC.

10.1	Second Amendment and Limited Waiver to Second Amended and Restated Credit Agreement, effective as of July 31, 2007, by and among ICG, LLC, as borrower, the guarantors party thereto, the lenders party thereto, J.P. Morgan Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital Securities LLC, as co-syndication agents, Bank of America, N.A. and Wachovia Bank, N.A. as co-documentation agents, JPMorgan Chase Bank, N.A. as an issuing bank, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as an issuing bank, administrative agent and collateral agent.